Exhibit 99.1

Starwood Property Trust Prices Private Offering of Sustainability Bonds

GREENWICH, Conn., June 29, 2021 /PRNewswire / -- Starwood Property Trust, Inc. (NYSE: STWD) (the “Company”) today announced that it has priced its private offering of $400 million aggregate principal amount of its 3.625% unsecured senior notes due 2026 (the “Notes”). The Notes priced at 100.00% of the principal amount and the settlement of the offering is expected to occur on July 14, 2021, subject to customary closing conditions.

The Company intends to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, recently completed or future eligible green and/or social projects. Eligible green and/or social projects are projects that meet specified eligibility criteria in alignment with the four core pillars of the Green Bond Principles, 2018, Social Bond Principles, 2020 and Sustainability Bond Guidelines, 2018, and include investments in, financings of and/or acquisitions of one or more of the following: (i) renewable energy, (ii) green buildings and (iii) affordable housing. Net proceeds allocated to previously incurred costs associated with eligible green and/or social projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to eligible green and/or social projects, the Company intends to use the entire net proceeds to fund, in part, the redemption of its 5.00% Senior Notes due December 2021 (the “December 2021 Senior Notes”). Prior to such use, the Company may use the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness under the Company’s repurchase facilities. To the extent the Company uses the net proceeds to repay outstanding indebtedness under its repurchase facilities prior to the use described above, the Company expects to re-borrow the amount repaid under such repurchase facilities later in 2021 to fund a portion of the redemption of the December 2021 Senior Notes. The December 2021 Senior Notes may be redeemed without the payment of a premium on or after September 15, 2021, and the Company currently intends to redeem the December 2021 Senior Notes on or after such date. This press release does not constitute a notice of redemption of the December 2021 Senior Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. (NYSE: STWD) is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. An affiliate of global private investment firm Starwood Capital Group, the Company has successfully deployed over $69 billion of capital since inception and manages a portfolio of over $18 billion across debt and equity investments. Starwood Property Trust's investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the anticipated settlement of the offering and the use of proceeds. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include: (i) factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, including those set forth under the captions “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (ii) the severity and duration of the pandemic of the novel strain of coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact and the adverse impacts that the COVID-19 pandemic has had, and will likely continue to have, on the global economy, on the borrowers underlying the Company’s real estate-related assets and infrastructure loans and tenants of the Company’s owned properties, including their ability to make payments on their loans or to pay rent, as the case may be, and on the Company’s operations and financial performance; (iii) defaults by borrowers in paying debt service on outstanding indebtedness; (iv) impairment in the value of real estate property securing the Company’s loans or in which the Company invests; (v) availability of mortgage origination and acquisition opportunities acceptable to the Company; (vi) potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements; (vii) the Company’s ability to integrate its prior acquisition of the project finance origination, underwriting and capital markets business of GE Capital Global Holdings, LLC into its business and to achieve the benefits that the Company anticipates from the acquisition; (viii) national and local economic and business conditions, including continued disruption from the COVID-19 pandemic; (ix) general and local commercial and residential real estate property conditions; (x) changes in federal government policies; (xi) changes in federal, state and local governmental laws and regulations; (xii) increased competition from entities engaged in mortgage lending and securities investing activities; (xiii) changes in interest rates; and (xiv) the availability of, and costs associated with, sources of liquidity.

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com